UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 14, 2007
UST INC.
(Exact name of Company as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of principal executive offices)		(Zip Code)
(203) 661-1100
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 14, 2007, UST Inc. announced that Robert T. D’Alessandro, the Company’s chief financial officer, will retire effective April 1, 2007. The Company intends to enter into an agreement with Mr. D’Alessandro, a copy of which will be filed following its execution. A copy of the press release issued on March 14, 2007 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company has commenced a search to identify a successor candidate. In the interim, Mr. D’Alessandro’s responsibilities will be assumed by James D. Patracuolla, the Company’s chief accounting officer, effective immediately.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	UST Inc. Press Release dated March 14, 2007 announcing the retirement of Chief Financial Officer, Robert T. D’Alessandro

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2007	UST INC.

	By:	/s/ MARIA R. SHARPE

		Name:	Maria R. Sharpe
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release